Exhibit 4.2

MIDWEST BANC HOLDINGS, INC.

as Issuer

and

                     TRUST COMPANY

as Trustee

SUBORDINATED INDENTURE

dated as of                     , 200

i

ii

iii

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.03; 7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b) (c)	7.11 N.A.
312	(a)	2.05
	(b)	10.02
	(c)	10.02
313	(a)	7.06
	(b)	7.06
	(c)	7.06; 10.01
	(d)	7.06
314	(a)	4.02; 10.01
	(b)	N.A.
	(c)(1)	10.03
	(c)(2)	10.03
	(c)(3)	N.A
	(d)	N.A
	(e)	10.04
	(f)	N.A.
315	(a)	7.01(b)(i); 7.01(b)(ii); 7.02
	(b)	7.05; 10.01
	(c)	7.01(a); 7.02
	(d)	7.01(c); 7.02
	(e)	6.11
316	(a)(last sentence)	2.08
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12; 9.03
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	1.03
	(b)	N.A.
	(c)	1.03

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

     INDENTURE dated as of                     , 20    between Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), and                      Trust Company, an                      trust company, as Trustee (the “Trustee”).

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of each series of the Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Certain Definitions.

     “Affiliate” means any Person controlling or controlled by or under common control with the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock, by agreement or otherwise.

     “Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar.

     “Board of Directors” means the Board of Directors of the Company or any authorized committee thereof.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

     “Closing Date” means the date on which the Securities of a particular series were originally issued under this Indenture.

     “Commission” means the Securities and Exchange Commission.

     “Company” means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     “Company Order” means a written order signed in the name of the Company by two officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

     “Company Request” means a written request signed in the name of the Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     “Corporate Trust Office” shall mean the corporate trust office of the Trustee, which shall initially be                      Street, Suite      ,          ,                    , Attention: Corporate Trust Administration.

     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Closing Date.

     “Global Security” shall mean a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Section 2.01, which shall be registered as to principal and interest in the name of such Depositary or its nominee.

     “Holder” or “Securityholder” means a Person in whose name a Security is registered in the register of Securities kept by the Registrar.

     “Indebtedness” of any Person means the principal of and premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, (b) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (c) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), (d) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (e) all obligations of such Person for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (f) all obligations of such Person in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap arrangements, currency future or option contracts and other similar agreements, (g) all obligations of the types referred to in clauses (a) through (f) above of other persons for the payment of which such Person is responsible or liable as obligor, guarantor or otherwise, (h) all obligations of the types referred to in clauses (a) through (g) above of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), and (i) any amendments, renewals, extensions, modifications and refundings of any of the foregoing.

     “Indenture” means this Indenture, as amended or supplemented from time to time.

     “Interest” when used with respect to an Original Issue Discount Security that by its terms bears interest only after maturity, means interest payable after maturity.

     “Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     “Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     “Officers Certificate” means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

     “Original Issue Discount Security” means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

     “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Principal” of a Security means the principal amount due on the Stated Maturity of the Security plus the premium, if any, on the Security.

     “Securities” means the Securities authenticated and delivered under this Indenture.

     “Securities Act” means the Securities Act of 1933, as amended from time to time.

     “Senior Indebtedness” means all obligations of the Company in respect of Indebtedness of the Company, whether outstanding at the date of execution of this Indenture, or thereafter incurred or created; provided, however, that, “Senior Indebtedness” shall not include: (1) indebtedness or monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services; (2) indebtedness that is by its terms subordinated to or ranks equal with the Securities; or (3) any indebtedness of the Company to its Affiliates (including all debt securities and guarantees in respect of those debt securities, issued to any trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a “financing entity”) in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by the Company) unless otherwise expressly provided in the terms of any such indebtedness.

     “Stated Maturity” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     “Subsidiary” means any corporation, partnership or limited liability company of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly owns or own (i) in the case of a corporation, voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class of securities to vote for the election of one or more directors, (ii) in the case of a partnership, at least a majority of the general partnership interests and at least a majority of total outstanding partnership interests or (iii) in the case of a limited liability company, at least a majority of the membership interests.

     “TIA” means the Trust Indenture Act of 1939, as amended from time to time, and as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act, as so amended.

     “Trustee” means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

     “Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that is not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation evidenced by such depository receipt.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Provisions”	11.01
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	10.06
“Paying Agent”	2.03
“Place of Payment”	2.01
“Registrar”	2.03

     Section 1.03 Trust Indenture Act. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Securities are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the duties imposed by the Indenture shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

     The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture securityholder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Company and any successor obligor on the Securities.

     Section 1.04 Rules of Construction. Unless the context otherwise requires:

          (i) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA and not defined in Section 1.01 or 1.02 have the meanings assigned to them in the TIA;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) “or” is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions; and

          (vi) “including” means without limitation.

ARTICLE 2

THE SECURITIES

     Section 2.01 Unlimited Amount, Issuable in Series, Form and Dating. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series but all Securities issued hereunder shall be subordinate and junior in right of payment to the extent and in the manner set forth in Article 11 to all Senior Indebtedness of the Company. There shall be established in or pursuant to a Board Resolution or an Officers Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other securities);

          (b) Any change in the subordination provisions which applies to the Securities or the series from those contained in Article 11 with respect to the Securities, and the definitions of Senior Indebtedness and Indebtedness which shall apply to the Securities of the series;

          (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Securities of the series will be issued;

          (d) any limit upon the aggregate principal amount of Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Article 2);

          (e) the date or dates on which the principal of the Securities of the series is payable;

          (f) the rate or rates that may be fixed or variable at which the Securities of the series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

          (g) the place or places where the principal of and any interest on Securities of the series shall be payable, if other than as provided herein;

          (h) the price or prices at which (if any), the period or periods within which (if any) and the terms and conditions upon which (if other than as provided herein) Securities of the series may be redeemed, in whole or in part, at the option, or as an obligation, of the Company;

          (i) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period and periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid pursuant to such obligation;

          (j) the currency or currencies in which the Securities are issued and payable;

          (k) the conversion or exchange provisions applicable to the Securities;

          (l) whether and upon what terms the series of Securities will be convertible into equity or debt securities of the Company;

          (m) the denominations in which Securities of the series shall be issuable;

          (n) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and if so, whether the Securities of the series are to be issued in temporary or permanent global form or both; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual securities, and the Depositary for such Global Security and Securities;

          (o) whether the Securities of the series shall be issued in registered form or bearer form or both and, if the Securities are to be offered in bearer form, (i) any restrictions applicable to the exchange of one for another and to the offer, sale and delivery of those Securities in bearer form and (ii) whether such Securities will be issued with coupons;

          (p) whether the Securities of the series shall be issued in definitive form (whether upon original issue or upon exchange of a temporary Security), and under what terms and conditions such Securities will be issued in definitive form;

          (q) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof;

          (r) if the amount of payments of principal of or interest on the Securities of the series may be determined with reference to an index, including, without limitation, an index based on a currency or currencies other than that in which the Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined;

          (s) any deletions from, modifications of or additions to the Events of Default with respect to the Securities of a particular series (whether or not such Events of Default are consistent with the Events of Default set forth herein), if not set forth herein, and any change in the right of the Trustee or the requisite Holders to declare the principal amount on the Securities of a particular series due and payable pursuant to Section 6.02;

          (t) any deletions from, modifications of or additions to the covenants set forth in Article 4 or the acceleration provisions applicable to Securities of the series (whether or not such covenants or acceleration provisions are consistent with the covenants or acceleration provisions set forth herein);

          (u) the provisions, if any, relating to any security provided for the Securities of the series;

          (v) the Trustee for the series of Securities and any other agents for the Securities;

          (w) if any Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered; or

          (x) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, but which may modify or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the TIA; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

     All Securities of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers Certificate or in any such indenture supplemental hereto.

     The principal of and any interest on the Securities shall be payable at the office or agency of the Company designated in the form of Security for the series (each such place herein called the “Place of Payment”); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities referred to in Section 2.03 hereof.

     Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution or Officers Certificate, the Company shall deliver to the Trustee the Board Resolution or Officers Certificate by or pursuant to which such form of Security has been approved, which Board Resolution or Officers Certificate shall have attached thereto a true and correct copy of the form of Security that has been approved by or pursuant thereto.

     The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

     Section 2.02 Execution and Authentication. Two officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue upon a Company Order.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities of a particular series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of that series may be presented for payment (a “Paying Agent”). The Registrar for a particular series of Securities shall keep a register of the Securities of that series and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Securities. The term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Securityholder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

     If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

     The Company hereby appoints the Trustee the initial Registrar and Paying Agent for each series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that series are first issued.

     Section 2.04 Paying Agent to Hold Money in Trust. Whenever the Company has one or more Paying Agents it will, prior to each due date of the principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Securityholders of the particular series for which it is acting, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Securities of such series, and that such Paying Agent will notify the Trustee of any Default by the Company or any other obligor of the series of Securities in making any such payment and at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders of the particular series for which it is acting all money held by it as Paying Agent. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

     Section 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, separately by series, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, separately by series, relating to such interest payment date or request, as the case may be.

     Section 2.06 Transfer and Exchange. Where Securities of a series are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar’s request.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 2.13, 3.06 or 9.04).

     The Company need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security of a particular series during a period beginning at the opening of business 15 days before the day of any mailing of a notice of redemption of Securities of that series under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part.

     Section 2.07 Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of same series if the Company’s and the Trustee’s requirements are met. The Trustee or the Company may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Company, the Trustee, and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security.

     Every replacement Security is an obligation of the Company and shall be entitled to all the benefit of the Indenture equally and proportionately with any and all other Securities of the same series.

     Section 2.08 Outstanding Securities. The Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     A Security does not cease to be outstanding because the Company or an Affiliate holds the Security; however, TIA Section 316(a) shall apply where appropriate.

     For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Company shall advise the Trustee of such amount, showing its computations in reasonable detail.

     Section 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by one Officer of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     Holders of temporary securities shall be entitled to all of the benefits of this Indenture.

     Section 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Securities to the Company at the Company’s written request. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.11 Defaulted Interest. If the Company fails to make a payment of interest on any series of Securities, it shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent special record date. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Security. The Company shall fix any such record date and payment date for such payment. At least 15 days before any such record date, the Company shall mail to Securityholders affected thereby a notice that states the record date, payment date, and amount of such interest to be paid.

Section 2.12 Special Record Dates.

          (a) The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          (b) The Company may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of any series of Securities entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date.

Section 2.13 Form of Securities.

          (a) Forms Generally. The Securities shall be substantially in the form established in or pursuant to a Board Resolution or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange on which any series of Securities may be listed, or to conform to usage, all as determined by the officers executing such Securities, as conclusively evidenced by their execution of such Securities. If the form of a series of Securities is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee, together with an Officer’s Certificate setting forth the form of such series, at or prior to the delivery of the Company Order for the authentication and delivery of such Securities.

     The definitive Securities, if any, of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Securities, as conclusively evidenced by their execution of such securities.

          (b) Global Securities.

          (i) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

          (ii) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.06 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (y) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event or (z) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

     Except as provided in this Section 2.13(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (iii) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

     “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), New York, New York, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein. Transfer of this Global Security shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee and limited to transfers made in accordance with the restrictions set forth in the Indenture referred to herein.”

          (iv) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

          (v) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.01 hereof, payment of the principal of and interest, if any, on any Global Security shall be made to the Person specified therein.

          (vi) Consents, Declaration and Directions. Except as provided in this Section 2.13(e), the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations or directions required to be given by the Holders pursuant to this Indenture.

     Section 2.14 CUSIP Numbers. The Company in issuing any series of Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Securities, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION

     Section 3.01 Notices to Trustee. If the Company elects to redeem Securities of any series pursuant to any optional redemption provisions thereof, it shall promptly notify the Trustee in writing of the redemption date and the principal amount of Securities of that series to be redeemed.

     If the Company elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall promptly notify the Trustee in writing of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

     The Company shall give the notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Security pursuant to which the Company elects to redeem such Securities.

     Section 3.02 Selection of Securities to be Redeemed. If less than all the securities of any series are to be redeemed, the Trustee shall select the Securities of that series to be redeemed by a method that complies with the requirements of any exchange on which the Securities of that series are listed, or, if the Securities of that series are not listed on an exchange, by lot or by such other method as the Trustee deems appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities of that series outstanding and not previously called for redemption. Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption.

     Section 3.03 Notice of Redemption. Except as otherwise provided as to any particular series of Securities, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities of the series to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date; and the CUSIP number, if any, of the Securities to be redeemed.

     At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

     Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the redemption price.

     Section 3.05 Deposit of Redemption Price. On or before 10:00 a.m., New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities called for redemption on that date, other than Securities that have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

     Section 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of same series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

     Section 4.01 Payment of Securities. The Company shall pay or cause to be paid the principal of and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate, holds on that date immediately available funds designated for and sufficient to pay all principal and interest then due.

     To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate per annum borne by the applicable series of Securities.

     Section 4.02 Commission Reports. The Company shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission. The Company also shall comply with the other provisions of TIA Section 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or default and the nature thereof. For purposes of this Section 4.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture. The certificate need not comply with Section 10.03 hereof.

     The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, and in any event within five days after the Company becomes aware of a Default or an Event of Default, an Officers Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 4.04 Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE 5

SUCCESSORS

     Section 5.01 When Company May Merge, Etc. Unless the terms of the Securities of a series provide otherwise, the Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person unless:

     (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

     (3) immediately prior to and after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing.

     The Company shall deliver to the Trustee on or prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer by the Company (other than by lease) of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such transfer, the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Securities and the Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE 6
DEFAULTS AND REMEDIES

     Section 6.01 Events of Default. An “Event of Default” occurs with respect to Securities of any particular series if, unless in the establishing Board Resolution, Officers Certificate or supplemental indenture hereto, it is provided that such series shall not have the benefit of said Event of Default:

     (1) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;

     (2) the Company defaults in the payment of interest on any Security of that series when the same becomes due and payable, and the Default continues for a period of 30 days;

     (3) an Event of Default, as defined in the Securities of that series, occurs and is continuing, or the Company fails to comply with any of its other agreements in the Securities of that series or in this Indenture with respect to that series and the Default continues for the period and after the notice specified below;

     (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

     (a) commences a voluntary case;

     (b) consents to the entry of an order for relief against it in an involuntary case;

     (c) consents to the appointment of a Custodian of it or for all or substantially all of its property;

     (d) makes a general assignment for the benefit of its creditors; or

     (e) admits in writing its inability generally to pay its debts as the same become due.

     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (a) is for relief against the Company in an involuntary case;

     (b) appoints a Custodian of the Company or for all or substantially all of its property; or

     (c) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days;

     (6) any other Event of Default provided with respect to Securities of that series which is specified in a Board Resolution, Officers Certificate or supplemental indenture establishing that series of Securities.

     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) above is not an Event of Default with respect to a particular series of Securities until the Trustee or the Holders of at least 50% in principal amount of the then outstanding Securities of that series notify the Company of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Such notice shall be given by the Trustee if so requested in writing by the Holders of 50% of the principal amount of the then outstanding Securities of that series.

     Section 6.02 Acceleration. Except as otherwise specified with respect to a series of Securities in accordance with Section 2.01 hereof, if an Event of Default specified in clause (4) or (5) of Section 6.01 occurs, all of the unpaid principal (or, in the case of Original Issue Discount Securities, such lesser amount as may be provided in such Securities) of and any accrued interest on all Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     Section 6.03 Other Remedies. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee for the Holders of such Securities may pursue any available remedy to collect the payment of principal or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture and the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04 Waiver of Defaults. Subject to Section 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series, by notice to the Trustee, may waive an existing or past Default or Event of Default with respect to that series and its consequences except (i) a Default or Event of Default in the payment of the principal (including any mandatory sinking fund or like payment) of or interest on any Security of that series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any series voting as a single class may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration), or (ii) a default in respect to a covenant or provision herein which under Article 9 cannot be modified without the consent of the Holders of each Security of that series affected.

     Section 6.05 Control By Majority. The Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy with respect to that series available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of Securities of that series, or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such direction.

     Section 6.06 Limitation On Suits. A Holder of Securities of any series may not pursue a remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

     (2) the Holders of at least 25% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

     (3) such Holders of at least 25% of the then outstanding Securities of that series offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of that series do not give the Trustee a direction inconsistent with the request.

     No Holder of any series of Securities may use this Indenture to prejudice the rights of another Holder of Securities of that series or to obtain a preference or priority over another Holder of Securities of that series, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

     Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holders of any Security shall have the right which is absolute and unconditional to receive payment of principal of and interest, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, and such right shall not be impaired or affected without the consent of the Holder.

     Section 6.08 Collection Suit By Trustee. If an Event of Default specified in Section 6.01(l) or (2) hereof occurs and is continuing with respect to Securities of any series, the Company will, upon demand of the Trustee for the Securities of such series, pay to it, for the benefit of Holders of such securities, the whole amount then due and payable on such securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such securities (or, in the case of Original Issue Discount Securities, the Securities’ yield to maturity). The Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Securities) and interest, if any, remaining unpaid on the Securities of that series then outstanding, together with (to the extent lawful) interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 hereof.

     Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled to and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     Section 6.10 Priorities. If the Trustee collects any money with respect to Securities of any series pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Securityholders for amounts due and unpaid on the Securities of such series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Securities of any series pursuant to this Section 6.10. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

     Section 6.12 Restoration of Rights and Remedies. If the Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights, and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.

     Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy of or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

     Section 6.15 Waiver of Stay or Extension of Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default known to the Trustee:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02 Rights of Trustee. Subject to TIA Section 315(a) through (d):

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under the Indenture, unless the Trustee’s conduct constitutes negligence.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an officer of the Company.

          (f) The Trustee may consult with counsel of its selection and may rely upon the advice of such counsel or any Opinion of Counsel.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

     The Trustee shall be deemed to have notice of any Default or Event of Default only if a Trust Officer of the Trustee has actual knowledge thereof or receives at the Corporate Trust Office of the Trustee written notice of any event that is in fact a Default or Event of Default, and such notice references the Securities generally or the Securities of a particular series, as the case may be, and this Indenture.

     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     Section 7.05 Notice of Defaults. If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if the Trustee is deemed to have notice thereof, the Trustee shall mail to all Holders of Securities of that series a notice of the Default or

Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any such Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Securityholders.

     Section 7.06 Reports By Trustee to Holders. Within 60 days after May 15 in each year, the Trustee with respect to any series of Securities shall mail to Holders of Securities of that series as provided in TIA Section 313(c) a brief report dated as of such May 15 that complies with TIA Section 313(a) (if such report is required by TIA Section 313(a)). The Trustee shall also comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange on which any of the Securities are listed, as required by TIA Section 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange, and of any delisting thereof.

     Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder. The Company shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

     The Company shall indemnify each of the Trustee or any predecessor Trustee for any loss, liability, damage, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it, without negligence or bad faith on its part, in connection with the acceptance or administration of this Indenture and its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Securities. Such lien will survive the satisfaction and discharge of this Indenture.

     If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) hereof occurs, the expenses and the compensation for the services will be intended to constitute expenses of administration under any applicable Bankruptcy Law.

     This Section 7.07 shall survive the termination of this Indenture.

     Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee with respect to one or more or all series of Securities and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign with respect to one or more or all series of Securities by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee as to that series by so notifying the Trustee in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee with respect to one or more or all series of Securities if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series. Within one year after the successor Trustee with respect to any series takes office, the Holders of a majority in principal amount of the then outstanding Securities of that series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee as to a particular series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof with respect to any series, any Holder of Securities of that series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for that series.

     A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07 hereof), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to that series. The successor Trustee shall mail a notice of its succession to the Holders of Securities of that series.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee.

     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor

Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided, however, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by any other such Trustee.

     Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     Section 7.09 Successor Trustee By Merger, Etc. If the Trustee as to any series of Securities consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national association, the successor corporation without any further act shall be the successor Trustee as to that series.

     Section 7.10 Eligibility; Disqualification. Each series of Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee as to any series of Securities shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b).

     Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8
SATISFACTION AND DISCHARGE; DEFEASANCE

     Section 8.01 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Order cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) either

               (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

               (ii) all such securities not theretofore delivered to the Trustee for cancellation

               (1) have become due and payable, or

               (2) will become due and payable at their stated maturity within one year, or

               (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

               (4) are deemed paid and discharged pursuant to Section 8.03, as applicable;

and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 hereof, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 8.03 hereof, the obligations of the Trustee under Sections 8.02 and 8.05 hereof shall survive.

     Section 8.02 Application of Trust Funds; Indemnification.

          (a) Subject to the provisions of Section 8.05 hereof, all money deposited with the Trustee pursuant to Section 8.01 hereof, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.03 or 8.04 hereof and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 8.03 or 8.04 hereof, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 and 8.04 hereof.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.03 or 8.04 hereof or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

          (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Sections 8.03 or 8.04 hereof that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government obligations held under this Indenture.

     Section 8.03 Legal Defeasance of Securities of Any Series. Unless this is otherwise specified to be inapplicable to Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of the Securities of such series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of each installment of principal of or interest on the outstanding Securities of such series on the stated maturity of such principal of or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

          (b) the Company’s obligations with respect to such Securities of such series under Sections 2.03, 2.06 and 2.07 hereof; and

          (c) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 8.02 hereof and the duty of the Trustee to authenticate Securities of such series issued on registration of transfer of exchange; provided that, the following conditions shall have been satisfied:

          (d) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds, for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities, cash in U.S. Dollars and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal

(including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such series on the dates such installments of interest or principal are due;

          (e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (f) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

          (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

          (h) the Company shall have delivered to the Trustee an Officers Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

          (i) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

          (j) the Company shall have delivered to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

     Section 8.04 Covenant Defeasance. Unless this Section 8.04 is otherwise inapplicable to Securities of any series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.02, 4.03 and 5.01 hereof as well as any additional covenants contained in a supplemental indenture hereto for a particular series of Securities or a Board Resolution or an Officers Certificate delivered pursuant to Section 2.01 hereof (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.01 hereof) and the occurrence of any event described in clause (5) of Section 6.01 hereof shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such series, provided that the following conditions shall have been satisfied:

          (a) With reference to this Section 8.04, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.03 hereof) with the Trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the Securities of such series on the dates such installments of interest or principal are due;

          (b) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (c) No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

          (d) The Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (e) The Company shall have delivered to the Trustee an Officers Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (f) The Company shall have delivered to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.04(f) have been complied with.

     Section 8.05 Repayment to Company. The Trustee and the Paying Agent shall pay to the Company upon the Company’s request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE 9
SUPPLEMENTS, AMENDMENTS AND WAIVERS

     Section 9.01 Without Consent of Holders. The Company and the Trustee as to any series of Securities may supplement or amend this Indenture or the Securities without notice to or the consent of any Securityholder:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to secure any Securities;

     (3) to comply with Article 5;

     (4) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

     (5) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (6) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

     (7) to evidence the acceptance of an appointment by a successor trustee;

     (8) to add additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture);

     (9) to make any change that does not adversely affect in any material respect the interests of the Securityholders of any series;

     (10) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures); or

     (11) to establish additional series of Securities as permitted by Section 2.01 hereof.

     Section 9.02 With Consent of Holders. Subject to Section 6.07, the Company and the Trustee as to any series of Securities may amend this Indenture or the Securities of that series with the written consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by the amendment, with each such series voting as a separate class. The Holders of a majority in principal amount of the then outstanding Securities of any series may also waive compliance in a particular instance by the Company with any provision of this Indenture with respect to that series or the Securities of that series; provided, however, that without the consent of each Securityholder affected, an amendment or waiver may not:

     (1) extend the final maturity of the principal amount;

     (2) reduce the principal amount of Securities;

     (3) reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous provision;

     (4) reduce the rate of, or change the time for payment of interest on, any Security;

     (5) reduce the principal of or change the fixed maturity of any Security or waive a redemption payment or alter the redemption provisions with respect thereto;

     (6) make any Security payable in money other than that stated in the Security (including defaulted interest);

     (7) reduce the principal amount of Original Issue Discount Securities payable upon acceleration of the maturity or pursuable in bankruptcy thereof;

     (8) make any change in Section 6.04, 6.07 or 9.02;

     (9) waive a default in the payment of the principal of, or interest on, any Security, except to the extent otherwise provided for in Section 6.02 hereof;

     (10) alter the terms on which holders of the Securities may convert or exchange the Securities for other securities of the Company or of other entities or for other property of the cash value of property, other than in accordance with any antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     (11) alter certain provisions relating to Securities not denominated in U.S. dollars;

     (12) impair the right of any Holder of Securities to institute suit for the enforcement of any payment on any Security when due; or

     (13) reduce the percentage of Securities the consent of whose Holders is required for modification of the Indenture or relevant supplemental indenture.

     An amendment or waiver under this Section 9.02 that waives, changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     Section 9.03 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of the Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established pursuant to Section 2.12(a) hereof, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the amendment or waiver becomes effective. An amendment or waiver shall become effective on receipt by the Trustee of consents from the Holders of the requisite percentage of principal amount of the outstanding Securities of any series, and thereafter shall bind every Holder of Securities of that series.

     Section 9.04 Notation on or Exchange of Securities. If an amendment or waiver changes the terms of a Security: (a) the Trustee may require the Holder of the Security to deliver it to the Trustee, the Trustee may, at the written direction of the Company and at the Company’s expense, place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 9.05 Trustee to Sign Amendments, Etc. The Trustee shall receive an Opinion of Counsel and an Officers’ Certificate stating that the execution of any amendment or waiver proposed pursuant to this Article 9 is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

ARTICLE 10

MISCELLANEOUS

     Section 10.01 Notices. Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, addressed as follows:

If to the Company:

Midwest Banc Holdings, Inc.
501 West North Avenue

Melrose Park, Illinois 60160
Attention: Chief Financial Officer
Telephone: (708)
Facsimile: (708)

If to the Trustee:

Trust Company
Street
Suite
,
Attention: Corporate Trust Administration
Telephone: ( )
Facsimile: ( )

     The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

     Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     Section 10.02 Communication By Holders With Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 10.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 10.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided for in hereof) shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers Certificate or certificates of public officials.

     Section 10.05 Rules By Trustee and Agents. The Trustee as to Securities of any series may make reasonable rules for action by or at a meeting of Holders of Securities of that series. The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

     Section 10.06 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 10.07 No Recourse Against Others. A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under any series of Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

     Section 10.08 Counterparts. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 10.09 Governing Law; Waiver of Trial by Jury. The laws of the State of Delaware shall govern this Indenture and the Securities, without regard to the conflict of laws provisions thereof. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

     Section 10.10 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.11 Effect of Headings, Table of Contents, Etc. The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

     Section 10.12 Successors and Assigns. All covenants and agreements of the Company in this Indenture and the securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 10.13 No Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 11
SUBORDINATION OF SECURITIES

     Section 11.01 Agreement to Subordinate. The Company covenants and agrees, and each holder of Securities issued hereunder and under any supplemental indenture or by any Board Resolution (or an Officers Certificate pursuant to authority granted under a Board Resolution (“Additional Provisions”) by such holder’s acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 11 and each holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal of, premium, if any, and interest on all Securities issued hereunder and under any Additional Provisions shall, to the extent and in the manner hereinafter set forth, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article 11 shall prevent the occurrence of any Default or Event of Default hereunder.

     Section 11.02 Default on Senior Indebtedness. (a) In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default or in the event the principal and accrued interest on any Securities issued hereunder has been declared due and payable upon an Event of Default and that declaration has not been rescinded and annulled, then, in any such case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Securities.

          (b) In the event that, notwithstanding the forgoing, any payment shall be received by the Trustee when such payment is prohibited by Section 11.02(a) before all Senior Indebtedness is paid in full, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear.

     Section 11.03 Liquidation; Dissolution; Bankruptcy. (a) Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, general assignment, marshaling of any assets or liabilities for the benefit of creditors or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal, and premium, if any, or interest on the Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article 11, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders or to the Trustee.

          (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or contribution to or for the benefit of the holders of such Senior Indebtedness.

          (c) For purposes of this Article 11, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 11 with respect o the Securities to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its proper as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.03 if such other corporation shall, as a part of such consolidation; merger, conveyance or transfer, comply with the conditions stated in Article 5 of this Indenture. Nothing in Section 11.02 or in this Section 11.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     Section 11.04 Subrogation. (a) Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of, and premium, if any and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payment over pursuant to the provisions of this Article 11 to or for the benefit of the holders of such Senior Indebtedness by holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 11 are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          (b) Nothing contained in this Article 11 or elsewhere in this Indenture, any Additional Provisions or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of, and premium, if any and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

          (c) Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Article 7 of this Indenture, and the holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, as the case maybe, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

     Section 11.05 Trustee to Effectuate Subordination. Each holder of Securities by such holder’s acceptance thereof authorizes and directs the Trustee on such holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee such holder’s attorney-in-fact for any and all such purposes.

     Section 11.06 Notice by the Company. (a) The Company shall give prompt written notice to a Trust Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 11. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture or any Additional Provisions, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 11, unless and until a Trust Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article 6 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.06 at least two business days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any or interest on any debt security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two business days prior to such date.

          (b) The Trustee, subject to the provisions of Article Seven of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 11.07 Rights of the Trustee; Holders of Senior Indebtedness. (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture or any Additional Provisions shall deprive the Trustee of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture or any Additional Provisions against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article 7 of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

          (c) Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     Section 11.08 Subordination May Not Be Impaired. (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder of Securities, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          (b) Without in any way limiting the generality of Section 11.08(a), the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of Securities, without incurring responsibility to the holders of Securities and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the holders of the Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

MIDWEST BANC HOLDINGS, INC.

By:

Name:
Title:

TRUST COMPANY as Trustee

By:

Name:
Title: